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                               AMENDMENT NO. 7
                                     TO
                           THE EARTHGRAINS COMPANY
                    EMPLOYEE STOCK OWNERSHIP/401(k) PLAN



         WHEREAS, The Earthgrains Company (formerly Campbell Taggart, Inc. and hereafter referred to as the "Company") adopted The Earthgrains Company Employee Stock Ownership Plan/401(k) ("Plan") effective as of July 1, 1994; and

         WHEREAS, the Company desires to amend said Plan effective as of July 1, 2000.

         NOW, THEREFORE, the Plan is hereby amended, effective as of July 1, 2000, in the following respects.


                                     I.

         Section 2.1(n) of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "(n)     "Compensation" means wages, salaries, fees for
                   ------------
                  professional services and other amounts received (whether or not in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income
                  (including, but not limited to, bonuses, overtime, amounts paid on account of termination of employment (e.g.
                  vacation pay), salary reduction contributions made pursuant to a Plan designed to comply with Code Section
                  125, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c)) and excluding the following:

                      (i)   Severance pay;

                      (ii)  Contributions made to a qualified or
                      non-qualified plan of deferred compensation or under a simplified employee pension plan which are not includable in gross income for the taxable year, or any distributions from a plan of deferred compensation;

                      (iii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                      (iv) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

                      (v) Amounts (even if includable in gross income) which are reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, or welfare benefits.



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                  Notwithstanding the foregoing, Compensation shall include
                  foreign earned income as defined in Code Section 911(b), whether or not excludable from gross income under Code
                  Section 911, except that the exclusions in subsections (i) through (v) above shall apply.

                  The annual Compensation of each Employee taken into account under the Plan shall not exceed $170,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12)."


                                     II.

         Section 6.1 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "6.1. Employer Matching Contribution.
                   -----------------------------------

                  An Adopting Employer shall make a contribution for each calendar month on behalf of each Active Participant who received a Before-Tax Contribution for any payroll period within such calendar month, in an amount equal to 100% of the Participant's Before-Tax Matched Contributions and After-Tax Matched Contributions up to the first 4% of the Participant's Compensation for such calendar month; provided, however, that the Employer Matching Contribution, if any, made on behalf of a Participant who is covered by a collective bargaining agreement entered into with the Adopting Employer may be different from the Employer Matching Contributions for all other Participants, including Participants who are covered by a different collective bargaining agreement entered into with the Adopting Employer.

                  Anything contained herein to the contrary notwithstanding, an Employee who was employed by an Adopting Employer on or before March 26, 1996, and who was not making After-Tax Contributions and/or Before-Tax Contributions to the Plan on March 26, 1996, and who after March 26, 1996 and prior to May 20, 1996, elects to make After-Tax Matched Contributions and/or Before-Tax Matched Contributions to the Plan, shall receive ten (10) Company Shares allocated to the Participant's Matching Contribution Stock Account. This allocation of ten (10) Company Shares is in addition to any other contributions made by an Adopting Employer on behalf of such Participant. A Participant shall have a non-forfeitable interest in such ten (10) Company Shares allocated to his Matching Contribution Stock Account as provided in Section 11.1.

                  The contribution made by an Adopting Employer under this Section shall be identified as an "Employer Matching Contribution" for purposes of this Plan.


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                  The Plan shall use the safe harbor provisions in Code
                  Sections 401(k)(12) and 401(m)(11) as alternatives to satisfying the actual deferral percentage ("ADP") and actual contribution percentage ("ACP") tests under the Code."


                                    III.

         Section 9.2 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "9.2. Stock Funds.
                  -----------------

                  The Trustee shall maintain within the Trust Fund a Stock Fund. The Stock Fund shall be apportioned into the Suspense Fund described in Article 10 and two (2) Participant Stock Funds, including the following:

                  (a) "Loan Purchase Fund" which shall reflect Company
                       ------------------
                      Shares acquired with the proceeds of a Share Purchase Loan and allocated to Participants' Stock Accounts.

                  (b) "Cash Purchase Fund" which shall reflect Company
                       ------------------
                      Shares otherwise acquired and allocated to Participants' Stock Accounts.

                  The Committee shall maintain, with respect to each Participant Stock Fund specified in (a) and (b), above, a separate subaccount under each Stock Account specified in
                  Section 8.3 to reflect the Participant's interest in the Participant Stock Fund attributable to the Stock Account."


         IN WITNESS WHEREOF, the Company has caused this Amendment No. 7 to be executed as of the 30th day of June, 2000.

                                       THE EARTHGRAINS COMPANY


                                       By: /s/ Steven G. Gebben
                                          -----------------------------------

                                       Title: Manager, Employee Benefits
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